Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Premier, Inc. ("Premier") on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Susan D. DeVore, President and Chief Executive Officer of Premier, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of
1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Premier.

/s/ Susan D. DeVore
Susan D. DeVore
President and Chief Executive Officer

November 6, 2017

A signed original of this written statement required by Section 906 has been provided to Premier, Inc. and will be retained by Premier, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  This written statement shall not be deemed filed by Premier, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liability under that section, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Premier, Inc. specifically incorporates it by reference.